Exhibit (n)(2)


                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Statements" and "Experts" and to the use of our reports dated January 27, 2003 for Canada Life of America Variable Life Account 1 and March 21, 2003 for Canada Life Insurance Company of America in Post-Effective Amendment No. 4 to the Registration Statement (Form N-6 Nos. 333-90449 and 811-09667) and related Prospectus of Canada Life of America Variable Life Account 1 dated May 1, 2003.





                                                   Ernst & Young LLP



Atlanta, Georgia
April 30, 2003